POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of Donald J. Riccitelli, Emilie Battipede and Cindy Sidor, or either of them acting singly and with full power of substitution and re-substitution, as the undersigned's true and lawful attorney-in-fact to:

1. obtain credentials (including codes, passphrases, or passwords) enabling the undersigned to make electronic filings with the U.S. Securities and Exchange Commission (the "SEC"), including as necessary to prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the SEC a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain credentials (including codes, passphrases, or passwords) enabling the undersigned to make electronic filings with the SEC via the Electronic Data Gathering and Retrieval ("EDGAR") system of reports required or considered advisable by the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any rule or regulation of the SEC;

2. act as an account administrator for the undersigned's EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of the undersigned's EDGAR account, including maintenance and modification of access codes and credentials; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; (iv) acting as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (v) taking any other actions contemplated by Rule 10 of Regulation S-T, or any other action considered necessary or advisable with respect to the undersigned's access to the undersigned's EDGAR account;

3. prepare, execute, and submit for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Stanley Black & Decker, Inc. (the "Company"), Forms 3, 4, and 5 (and any amendments thereto) in accordance with Section 16(a) of the Exchange Act and the rules thereunder, and any other forms or reports the undersigned may be required or advisable to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company;

4. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report (and any amendments thereto), and timely file such form or report with the SEC and any stock exchange or similar authority, including obtaining information regarding transactions in the Company's equity securities from any third party, and the undersigned hereby authorizes any such third party to release any such information to such attorney-in-fact; and

5. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in fact may approve in such attorney-in-fact's sole discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned also ratifies hereby any action previously taken by each attorney in fact that would have been authorized by this power of attorney if it had been in effect at the time such action was

taken. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on behalf of the undersigned, are not assuming, nor is such attorney-in-fact's substitute or substitutes or the Company assuming, any of the undersigned's responsibilities to comply with, or liability for any failure to comply with, Section 16 of the Exchange Act. The undersigned further acknowledges that this Power of Attorney authorizes, but does not require, such attorneys-in-fact to act in their discretion on information provided to such attorneys-in-fact without independent verification of such information.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned no longer being required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact, or (c) as to any attorney in fact individually, until such attorney in fact is longer employed by the Company or its subsidiaries.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of January, 2026.

[signature]
Signature

SHANE OKELLY
Print Name

TINA W COZART
My Commission Expires
NOTARY PUBLIC
April 21, 2030
GRANVILLE COUNTY, NC

NOTARIZATION

State of North Carolina

County of Granville

This Power of Attorney was acknowledged before me on this 29th day of January, 2026 by Shane O'Kelly.

Tina W. Cozart

Notary Signature

TINA W COZART
My Commission Expires
NOTARY
PUBLIC
April 21, 2030
GRANVILLE COUNTY, NC